UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

THUNDER MOUNTAIN GOLD, INC.
(Exact name of registrant as specified in its charter)

Idaho	001-08429	91-1031015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11770 W. President Drive, Ste. F
 Boise, Idaho, United States 83713
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (208) 658-1037

11770 W. President Dr., Ste. F
 Boise, Idaho, 83713 United States
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On December 13, 2024, Thunder Mountain Gold, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Report") with the Securities and Exchange Commission to report the Company's results of its annual shareholder meeting held on December 10, 2024.  As a result of an error, the Original Report incorrectly listed the name of the independent auditor approved by shareholders.

This Amendment No. 1 to the Current Report on Form 8-K/A amends and restates the results of Proposal 3 under Item 5.07 of the Original Report to correct the name of the Independent Auditor from DeCoria, Maichel & Teague P.S. to Assure CPA, LLC.  No other changes have been made to Item 5.07 of the Original Report, and this Amendment No. 1 does not amend, modify, or otherwise update any other information in the Original Report.

Item 5.07, Proposal 3 of the Original Report, is amended and restated in its entirety to read as follows:

Item 5.07 Submission of Matters to a Vote of Security Holders

Proposal 3:  The shareholders ratified and reapproved the appointment of Assure CPA, LLC as independent auditors, indicated below:

Shares Voted
For	Against	Abstentions	Voted % Present
39,176,462	46,835	42,612	99.77%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THUNDER MOUNTAIN GOLD, INC.
(Registrant)

By: /s/ ERIC T. JONES
Eric T. Jones
President and Chief Executive Officer

Date:  January 18, 2025